SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549




                                    FORM 8-K



                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  January 7, 1997



                                   PAGES, INC.
       __________________________________________________________________

                         Commission File Number 0-107475

        Incorporated - Delaware      IRS Identification Number 34-1297143

              801 94th Avenue North, St. Petersburg, Florida  37702

        Registrant's telephone number, including area code (813) 578-3300

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Item 5.   OTHER EVENTS

      On Tuesday, December 24, 1996, the Company announced December 31, 1996 as the record date for the spin-off of CA Short Company, subject to the completion of certain conditions.

      On Tuesday, December 31, 1996, the Company announced that the spin-off of CA Short Company has been consummated, effective with the close of business on December 31, 1996. Stockholders of record will receive 1.5 shares of CA Short Company common stock for every 10 shares of PAGES, Inc. The Company has been advised by NASD that the ex-dividend date for the spin-off is January 15, 1997.


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                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 7, 1997        PAGES, Inc.
     ---------------------    --------------------
                              (Registrant)



                              /s/ Randall J. Asmo
                              ------------------------
                              Randall J. Asmo
                              Principal Financial and Accounting Officer